UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2023

Virpax Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40064	82-1510982
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1055 Westlakes Drive, Suite 300

Berwyn, PA 19312

(Address of principal executive offices, including zip code)

(610) 727-4597

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.00001 per share	VRPX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 24, 2023, Virpax Pharmaceuticals, Inc. (the “Company”) held its 2023 Annual Meeting of Stockholders (the “Annual Meeting”) at which the Company’s stockholders voted on two (2) proposals (the “Proposals”) and cast their votes as described below. These Proposals are described in detail in the Company’s definitive proxy statement on Schedule 14A for the Annual Meeting, which was filed on June 7, 2023 with the Securities and Exchange Commission (the “Definitive Proxy Statement”).

The final results for the Proposals as set forth in the Definitive Proxy Statement are as follows:

Proposal No. 1 — Election of Directors

The following three (3) individuals were elected as Class II directors, each to serve for a term expiring at the 2026 Annual Meeting of Stockholders, with the following votes:

	For	Against	Abstain	Broker Non-Votes
Jerrold Sendrow, CFP	4,444,506	93,296	638	2,478,379
Thani Jambulingam, PhD	4,329,561	207,691	1,188	2,478,379
Michael F. Dubin, CPA	4,493,492	44,310	638	2,478,379

Proposal No. 2 — Ratification of Appointment of Independent Registered Public Accounting Firm (EisnerAmper, LLP)

The stockholders ratified and approved the appointment of EisnerAmper, LLP as the Company’s independent registered public accounting firm for the year

For	Against	Abstain	Broker Non-Votes
6,975,720	40,478	621	N/A

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRPAX PHARMACEUTICALS, INC.

Dated: July 26, 2023	By:	/s/ Anthony Mack
Anthony Mack
Chief Executive Officer

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